     As filed with the Securities and Exchange Commission on August 9, 1999
                                                  Registration No. 333 - _______


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              -------------------

                       ROBERTS PHARMACEUTICAL CORPORATION
             (Exact name of registrant as specified in its charter)


New Jersey                                                          22-2429994
(State or Other Jurisdiction                                    (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


                               Meridian Center II
                              4 Industrial Way West
                           Eatontown, New Jersey 07724
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                              -------------------

    ROBERTS PHARMACEUTICAL CORPORATION 1996 EQUITY INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                              -------------------

                               JOHN T. SPITZNAGEL
                     President and Chief Executive Officer
                       Roberts Pharmaceutical Corporation
                               Meridian Center II
                             4  Industrial Way West
                          Eatontown, New Jersey 07724
                                 (732) 676-1200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              -------------------

                                   Copies to:
                              JOHN A. AIELLO, ESQ.
                          Giordano, Halleran & Ciesla
                           A Professional Corporation
                                  P.O. Box 19
                               125 Half Mile Road
                          Middletown, New Jersey 07748

                        CALCULATION OF REGISTRATION FEE

                                                         Proposed maximum        Proposed maximum
Title of securities to be            Amount to be       offering price per      aggregate offering        Amount of
 registered                         registered (2)           share (3)              price (2)         registration fee
-----------------------------------------------------------------------------------------------------------------------
  Common Stock,                       1,500,000              $27.59375               $41,390,625            $11,507
  $.01 par value (2)
-----------------------------------------------------------------------------------------------------------------------
  Options to purchase                 1,500,000                 ----                    ----               ----
  Common Stock (1)
-----------------------------------------------------------------------------------------------------------------------
TOTAL REGISTRATION FEE                                                                                    $11,338
---------------------------

(1) Under the Roberts Pharmaceutical Corporation 1996 Equity Incentive Plan, as amended (the "Equity Incentive Plan").
(2) This Registration Statement also covers such additional indeterminate numbers of shares as may become issuable pursuant to anti-dilution provisions of the Equity Incentive Plan to adjust for the occurrence of certain corporate transactions or events including, without limitation, a stock split or stock dividend.
(3) Estimated in accordance with Rule 457(h) under the Securities Acts of 1933, as amended, solely for purposes of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange on August 2, 1999.

                                    PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8, this registration statement (the "Registration Statement") is being filed by Roberts Pharmaceutical Corporation (the "Registrant") solely to register an additional one million five hundred thousand (1,500,000) shares of the Registrant's Common Stock, $.01 par value per share ("Common Stock"), to be issued upon the exercise of options granted under the Equity Incentive Plan. The following documents are hereby incorporated by reference into this Registration Statement: a currently effective Registration Statement on Form S-8, filed with the Securities and Exchange Commission on November 3, 1998, file number 333-66705; Form 10-K filed by the Registrant with the Securities and Exchange Commission on March 26, 1999; and Form 10-Q filed by the Registrant with the Securities and Exchange Commission on May 11, 1999. The November 3, 1998 registration statement registered an aggregate of 2,000,000 shares of Common Stock, including 1,500,000 shares of Common Stock reserved for issuance under the Equity Incentive Plan.

Item 8.    Exhibits
           --------

Exhibit Number                              Description
-----------------     -------------------------------------------------------------------
       5.             Opinion and Consent of Giordano, Halleran & Ciesla, P.C.
      23.1            Consent of Ernst & Young LLP
      23.2            Consent of PricewaterhouseCoopers LLP
      23.3            Consent of Giordano, Halleran & Ciesla, P.C. (filed with Exhibit 5).
      24.             Power of attorney (filed with signature pages).


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Eatontown, State of New Jersey, on the 4th day of August, 1999.

                                      ROBERTS PHARMACEUTICAL CORPORATION

                                      By:   /s/ John T. Spitznagel
                                           -----------------------
                                           John T. Spitznagel
                                           President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Spitznagel his or her true and lawful attorney-in-fact and agent for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                           Date
/s/ John T. Spitznagel                 President, Chief Executive Officer and        August 4, 1999
-------------------------------        Director (Principal Executive Officer)
John T. Spitznagel

/s/ Peter M. Rogalin                   Vice President, Treasurer and Chief           August 4, 1999
-------------------------------        Financial Officer (Principal Financial and
Peter M. Rogalin                       Accounting Officer)

/s/ Robert A. Vukovich                 Director                                      August 4, 1999
-------------------------------
Robert A. Vukovich, Ph.D.

/s/ Robert W. Loy                      Director                                      August 4, 1999
-------------------------------
Robert W. Loy

           Signature                    Title                        Date
/s/ Digby W. Barrios                   Director                  August 4, 1999
-------------------------------
Digby W. Barrios

/s/ Zola P. Horovitz                   Director                  August 4, 1999
-------------------------------
Zola P. Horovitz, Ph.D.

/s/ Joseph N. Noonburg                 Director                  August 4, 1999
-------------------------------
Joseph N. Noonburg

/s/ Marilyn Lloyd                      Director                  August 4, 1999
-------------------------------
Marilyn Lloyd

/s/ Joseph Smith                       Director                  August 4, 1999
-------------------------------
Joseph Smith

/s/ Ronald M. Nordmann                 Director                  August 4, 1999
-------------------------------
Ronald M. Nordmann

                                 EXHIBIT INDEX


 Exhibit Number                               Description
------------------     ---------------------------------------------------------------------
          5.           Opinion and Consent of Giordano, Halleran & Ciesla, P.C.
         23.1          Consent of Ernst & Young LLP
         23.2          Consent of PricewaterhouseCoopers LLP
         23.3          Consent of Giordano, Halleran & Ciesla, P.C. (filed with Exhibit 5).
         24.           Power of attorney (filed with signature pages).